UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________________

FORM 8-K
_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 12, 2021
Date of Report (date of earliest event reported)
_________________

TransEnterix, Inc.
(Exact name of Registrant as specified in its charter)
_________________

Delaware (State or other jurisdiction of incorporation or organization)	0-19437 (Commission File Number)	11-2962080 (I.R.S. Employer Identification Number)

635 Davis Drive, Suite 300
Morrisville, North Carolina 27560
(Address of principal executive offices)

919-765-8400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	TRXC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 12, 2021, TransEnterix, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with the purchasers named therein (the “Purchasers”), pursuant to which the Company agreed to sell and issue, in a registered direct offering (the “Offering”), 25,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price per share of $1.25 for aggregate gross proceeds to the Company of $31.25 million, before deducting fees payable to the placement agent and other Offering expenses payable by the Company.

The Shares were offered by the Company pursuant to a shelf registration statement on Form S-3 (333-236200) (the “Registration Statement”), which was filed with the Securities and Exchange Commission (the “Commission”) on January 31, 2020 and declared effective by the Commission on February 10, 2020.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and other obligations of the parties. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates indicated therein, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of such agreement.

Pursuant to an engagement agreement (the “Engagement Agreement”), dated as of January 11, 2021, between the Company and H.C. Wainwright & Co., LLC (“Wainwright”), Wainwright agreed to serve as the exclusive placement agent for the Company in connection with the Offering. The Company agreed to pay Wainwright a cash fee equal to 7.75% of the aggregate gross proceeds of the shares of Common Stock sold in the Offering, $85,000 for non-accountable expenses and up to $15,950 for clearing expenses. The net proceeds received by the Company from the Offering will be used for working capital purposes.

The foregoing summary of the Purchase Agreement and Engagement Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Purchase Agreement attached as Exhibit 10.1 and the Engagement Agreement attached as Exhibit 10.2 to this Current Report on Form 8-K (this “Current Report”), which are incorporated herein by reference. The Purchase Agreement and Engagement Agreement are attached hereto as exhibits to provide interested persons with information regarding their terms but are not intended to provide any other factual information about the Company.

A copy of the legal opinion and consent of Ballard Spahr LLP, counsel to the Company, relating to the Shares is attached as Exhibit 5.1 to this Current Report.

Item 8.01 Other Events.

The Company issued a press release on January 12, 2021, announcing the pricing of the Offering and the commitment to sell the Shares. The full text of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)     Exhibits.

Exhibit No.	Description

5.1	Legal Opinion of Ballard Spahr, LLP

10.1	Form of Securities Purchase Agreement, dated January 12, 2021, by and among the Company and the Purchasers

10.2	Engagement Agreement, dated January 11, 2020, by and between the Company and H.C. Wainwright & Co., LLC

23.1	Consent of Ballard Spahr, LLP (included in Exhibit 5.1)

99.1	Company Press Release dated January 12, 2021.

104	Cover Page Interactive Data File (formatted in inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSENTERIX, INC.

Date: January 14, 2021	/s/ Shameze Rampertab
Shameze Rampertab
Executive Vice President and Chief Financial Officer